CSW
=========================================
   CENTRAL AND SOUTH WEST CORPORATION
=========================================

      1616 Woodall Rodgers Freeway
P.O. Box 660164 * Dallas, Texas 75266-0164
             214-777-1277

              Becky Hall
     Director, Investor Relations

April 3, 1997

Dear Financial Community,

On March 31, 1997, the Public Utility Commission of Texas (PUCT) issued a Final Order that lowered the retail base rates of Central Power and Light Company
(CPL) by approximately $27 million from the level existing prior to CPL placing into effect higher bonded rates in May 1996. The PUCT also ordered CPL to lower its rates by an additional $16 million in 1998 and another $16 million in 1999. In addition, rate case expenses are currently scheduled for hearing on April 14, 1997 with a final order due no later than May 30, 1997.

The financial impact of the Final Order is currently being analyzed. We plan to provide the financial impact of the rate order as soon as the effect has been determined. The following information is based upon CPL's preliminary review of the PUCT final order, PUCT staff's workpapers and CPL's understanding of relevant underlying assumptions in those documents and materials.

                                                              REVENUE
I. RECONCILIATION FROM CPL FILING TO PUCT FINAL ORDER          IMPACT
                                                          --------------
                                                             (millions)

CPL REQUESTED RETAIL BASE INCREASE                              $71.0

   Return on Equity (12.25% to 10.9%)                           (30.0)
   Deferred Accounting (straight line vs. mortgage)             (14.0)
   Depreciation Rate Reduction                                  (11.0)
   Affiliate Transactions                                        (4.0)
   Decommissioning                                               (5.0)
   Other                                                          5.0
                                                          --------------
RETAIL BASE REVENUE IMPACT OF PROPOSAL FOR DECISION              12.0
                                                          --------------

IMPACT OF PUCT FINAL ORDER
   ECOM ROE (10.9% to 7.96%)                                    (17.6)
   ECOM Amortization (change from 32 to 20 years)                16.8
   Deferred Accounting Return                                    (2.0)
   Affiliate Transactions                                       (18.1)
   Consolidated Tax Savings                                      (9.5)
   Decommissioning                                               (2.5)
   Rate Case Expenses (1)                                        (6.3)
   DSM                                                           (6.4)
   Other                                                          1.3
                                                          --------------
NON-INTERRUPTIBLE RETAIL BASE REVENUE REDUCTION                 (32.3)
                                                          --------------

   Interruptible Customers                                        1.7
   Miscellaneous Revenue                                          3.5
                                                          --------------
TOTAL RETAIL BASE REVENUE REDUCTION                            $(27.1)
                                                          --------------

                                                             REVENUE
II. RECONCILIATION OF ALJ PROPOSAL                            IMPACT
                                                          --------------
                                                            (millions)

   ALJ Initial Proposal                                          $(10)
   Service Charges                                                  5
   Additional Transmission Charge for Interruptible
     Customers                                                      6
   Rate Case Expense Surcharge                                      4
   DSM Surcharge                                                    8
   Other                                                           (1)
                                                          --------------
   ALJ Final Proposal                                             $12
                                                          --------------


                                                                       WEIGHTED
III. COST OF CAPITAL CALCULATION            WEIGHTING        COST        COST
                                        ---------------------------------------

   Non-ECOM
   Long-Term Debt                             46.81%        7.96%          3.73%
   Preferred Stock                             7.80%        5.89%          0.46%
   Common Stock                               45.39%       10.90%          4.94%
                                                                        --------
   Total                                                                   9.13%
                                                                        --------

   ECOM
   Long-Term Debt                             46.81%        7.96%          3.73%
   Preferred Stock                             7.80%        5.89%          0.46%
   Common Stock                               45.39%        7.96%          3.61%
                                                                        --------
   Total                                                                   7.80%
                                                                        --------

   Blended Rate
   Long-Term Debt                             46.81%        7.96%          3.73%
   Preferred Stock                             7.80%        5.89%          0.46%
   Common Stock                               45.39%       10.02%          4.54%
                                                                        --------
   Total                                                                   8.73%
                                                                        --------


IV. GLIDE PATH CALCULATION (MILLIONS)

   Annual Depreciation/Amortization Expenses              $141.8
   Pre-Tax Blended Rate of Return on Common Equity         11.43%
                                                        ----------
   Glide Path Before Income Tax                            $16.2

   Tax Gross-up on Revenue                                102.69%

   Glide Path After Revenue Tax                            $16.6
   Rounding                                                  (.2)
                                                        ----------
PUCT Glide Path - 1998/1999                                $16.4
                                                        ----------

As previously reported, CPL intends to vigorously pursue all legal remedies. CPL and CSW could experience a material adverse effect on results of operations if the PUCT's final order is ultimately implemented.

This document contains forward-looking information intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform of 1995. Actual results may differ materially from such projected information due to changes in the underlying assumptions. See Forward Looking Information in the Combined Form 8-K dated March 31, 1997 and filed April 3, 1997.

Sincerely,



Becky Hall